Exhibit 11.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form 1-A report of our audit report dated November 21, 2022 with respect to the balance sheet of Himalaya Technologies, Inc. as of July 31, 2022 and the related statements of operations and comprehensive (loss) income, changes in shareholders’ equity, cash flows and the related notes for the year then ended.

/s/ Victor Mokuolu, CPA PLLC

PCAOB ID: 6771

Houston, Texas

November 28, 2022